                                                 STATE OF DELAWARE

                                             CERTIFICATE OF FORMATION
                                                        OF
                                         Oppenheimer Master Loan Fund, LLC
                                            A Limited Liability Company

FIRST:          The name of the limited liability company is: Oppenheimer Master Loan Fund, LLC.

SECOND:         The  registered  office of this  limited  liability  company in the State of Delaware is located at
                Corporation  Trust  Center,  1209  Orange  Street,  Wilmington,  Delaware  19801.  The  name of its registered agent at such address is The Corporation Trust Company.

THIRD:          The name and business address of the Manager is:

                           OppenheimerFunds, Inc.
                           Two World Financial Center
                           225 Liberty Street, 11th Floor
                           New York, New York 10281-1008

FOURTH:         This Certificate of Formation shall be effective upon filing.

IN WITNESS WHEREOF,  the undersigned,  the Manager of Oppenheimer Master Loan Fund, LLC, has executed,  signed, and acknowledged this Certificate of Formation this 28th day of August, 2007.

                                                     OppenheimerFunds, Inc.

                                                     By:  /s/ Phillip S. Gillespie

                                                          Name: Phillip S. Gillespie
                                                          Title: Senior Vice President